                                                                   Exhibit 4 (g)

                                                                  March 14, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

Subject: General Electric Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1999 - File No. 1-6461

Dear Sirs:

Neither General Electric Capital Corporation (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt that is not registered or filed with the Commission and under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4) (iii) of Item 601 of Regulation S-K (17 CFR ss.229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                                          Very truly yours,

                                          GENERAL ELECTRIC CAPITAL CORPORATION


                                          By: /s/ J.A. Parke
                                              J.A. Parke,
                                              Executive Vice President and
                                              Chief Financial Officer